Exhibit (e)
AUDITOR’S CONSENT
     We hereby consent to the incorporation by reference in Registration Statement Nos. 333-139448 and 333-139448/01 of KfW and KfW International Finance Inc. (filed under Schedule B) of our report dated March 8, 2007 relating to the financial statements of KfW, which appears in this Amendment No. 5 to KfW Annual Report on Form 18-K for the year ended December 31, 2005.
April 2, 2007

PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

By:	/s/ Theobald	By:	/s/ Flick

	Theobald		ppa. Flick
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)